As filed with the Securities and Exchange Commission on January 8, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

CERENCE INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware		83-4177087
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
25 Mall Road, Suite 416
Burlington, Massachusetts 01803
(857) 362-7300
(Registrant’s telephone number, including area code)

Cerence 2019 Equity Incentive Plan
(Full title of the plan)

Brian Krzanich
Chief Executive Officer
Cerence Inc.
25 Mall Road, Suite 416
Burlington, Massachusetts 01803
(857) 362-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Copies to:

Jennifer Salinas
General Counsel
Cerence Inc.
25 Mall Road, Suite 416
Burlington, Massachusetts 01803
(857) 362-7300
_____________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 registers 1,350,481 additional shares of the Registrant’s Common Stock under the Registrant’s 2019 Equity Incentive Plan (the “Stock Plan”), which were added on January 1, 2026 as a result of an automatic annual increase provision therein. The additional shares are of the same class as other securities relating to the Stock Plan for which the Registrant’s registration statements filed on Form S-8 on October 2, 2019 (File No. 333-234040), March 17, 2021 (File No. 333-254398), February 7, 2022 (File No. 333-262572), February 8, 2023 (File No. 333-269642), March 4, 2024 (File No. 333-277636), and January 16, 2025 (File No. 333-284319) are effective. The information contained in the Registrant’s registration statements filed on Form S-8 on October 2, 2019 (File No. 333-234040), March 17, 2021 (File No. 333-254398), February 7, 2022 (File No. 333-262572), February 8, 2023 (File No. 333-269642), March 4, 2024 (File No. 333-277636), and January 16, 2025 (File No. 333-284319) are hereby incorporated by reference pursuant to General Instruction E.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.
See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.
EXHIBIT INDEX

			Incorporated by Reference
Exhibit Index #	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Cerence Inc.		8-K	001-39030	3.1	October 2, 2019
4.2	Second Amended and Restated By-laws of Cerence Inc.		8-K	001-39030	3.1	May 4, 2023
4.3	Amendment No. 1 to Second Amended and Restated By-laws of Cerence Inc.		10-Q	001-39030	3.3	May 7, 2025
5.1	Opinion of Goodwin Procter LLP	X
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)	X
23.2	Consent of BDO USA, P.C.	X
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)	X
99.1	Cerence 2019 Equity Incentive Plan		S-8	333-234040	4.3	October 2, 2019
99.2	Amendment No. 1 to Cerence 2019 Equity Incentive Plan		10-K	001-39030	10.18	November 19, 2020
107	Filing Fee Table	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on January 8, 2026.

Cerence Inc.

By:	/s/ Brian Krzanich
Name: Brian Krzanich
Title: President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Brian Krzanich and Tony Rodriquez, jointly and singly, as such person’s attorneys-in-fact and agents, each with full power of substitution, for such person in any and all capacities to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or their substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Brian Krzanich	Chief Executive Officer and Director	January 8, 2026
Brian Krzanich	(Principal Executive Officer)

/s/ Tony Rodriquez	Chief Financial Officer	January 8, 2026
Tony Rodriquez	(Principal Financial and Accounting Officer)

/s/ Kristi Ann Matus	Chairperson of the Board	January 8, 2026
Kristi Ann Matus

/s/ Marianne Budnik	Director	January 8, 2026
Marianne Budnik

/s/ Doug Davis	Director	January 8, 2026
Doug Davis

/s/ Marion Harris	Director	January 8, 2026
Marion Harris

/s/ Marcy Klevorn	Director	January 8, 2026
Marcy Klevorn

/s/ Alfred Nietzel	Director	January 8, 2026
Alfred Nietzel

/s/ Arun Sarin	Director	January 8, 2026
Arun Sarin